                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )


      Filed by the Registrant / /

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                     ESENJAY EXPLORATION, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                           ESENJAY EXPLORATION, INC.
                              500 N. WATER STREET
                                   SUITE 1100
                          CORPUS CHRISTI, TEXAS 78471
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 24, 2001

To Our Shareholders:

    Our 2001 annual meeting of shareholders will be held at 500 Dallas Street, Suite 2920, Houston, Texas, on August 24, 2001, at 10:00 a.m., local time, for the following purposes:

    1.  To elect two Directors for terms expiring in 2004; and

    2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Stockholders of record at the close of business on June 27, 2001 are entitled to notice of and to vote at the meeting. A complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder at our executive offices, during ordinary business hours, for a period of at least ten days prior to the meeting.

    The accompanying proxy statement contains information regarding the matters to be considered at the meeting. For the reasons outlined in the proxy statement, the board of directors recommends a vote "for" the matters being voted upon.

    Your proxy is important to assure a quorum at the meeting. Whether or not you expect to attend the meeting, please be sure that the enclosed proxy is properly completed, dated, signed and returned without delay in the enclosed envelope. It requires no postage if mailed in the United States.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ David B Christofferson

                                          David B Christofferson
                                          Corporate Secretary

August 2, 2001

                           ESENJAY EXPLORATION, INC.

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 24, 2001

                              GENERAL INFORMATION

    This proxy statement is being furnished to our shareholders in connection with the solicitation of proxies by our board of directors for use at our annual meeting of shareholders to be held on the date, at the time and place and for the purposes set forth in the accompanying notice of annual meeting of shareholders, and any adjournment of the meeting.

    This proxy statement and accompanying form of proxy, along with our annual report for our fiscal year ended December 31, 2000, are first being mailed to holders of our common stock on or about August 2, 2001.

    The board of directors has established June 27, 2001 as the record date to determine shareholders entitled to notice of and to vote at the meeting. At the close of business on the record date, 19,076,306 shares of common stock were outstanding. Each share is entitled to one vote. The holders of a majority of the outstanding common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the meeting.

    Each proxy, that is properly signed, dated and returned to us in time for the meeting, and not revoked, will be voted in accordance with instructions contained in the proxy. If no contrary instructions are given, proxies will be voted "for" each item to be voted upon. Proxies may be revoked at any time before their being exercised by delivering a written notice of revocation or a later dated proxy to our corporate secretary. In addition, a shareholder present at the meeting may revoke his or her proxy and vote in person.

    Election of the director nominees will be by plurality vote. Approval of any other matters that come before the meeting requires the affirmative vote of at least a majority of votes cast at the meeting on such matters. Our corporate secretary will appoint an inspector of election to tabulate all votes and to certify the results of all matters voted upon at the meeting. Our policy is:

    - to count abstentions and broker non-votes for purposes of determining the presence of a quorum at the meeting;

    - to treat abstentions as shares represented at the meeting and voting against a proposal and to disregard broker non-votes in determining results on proposals requiring a majority vote; and

    - to consider neither abstentions nor broker non-votes in determining results of plurality votes.

    We will pay all of the expenses of soliciting proxies from shareholders, including the reimbursement of brokerage firms and others for their expenses in forwarding proxies and proxy statements to the beneficial owners of our common stock.

                             ELECTION OF DIRECTORS

    Pursuant to our certificate of incorporation and bylaws, the board of directors has fixed the number of directors at eight. Our certificate of incorporation and bylaws provide for three classes of directors serving staggered three-year terms, with each class to be as nearly equal in number as possible. At the meeting, the board will consist of eight directors, two of whom have terms that expire at the meeting, three of whom have terms that expire in 2002 and three of whom have terms that expire in 2003.

    The terms of William D. Dodge, III and Hobart A. Smith expire as of the meeting. The board of directors has nominated Mr. Dodge and Mr. Smith to continue as directors until the 2004 annual meeting of shareholders and until their successors are duly elected and qualified.

INFORMATION REGARDING NOMINEES AND DIRECTORS

    The following information is furnished for each person who is nominated for election as a director after the meeting.



       COMMON STOCK

  BENEFICIALLY OWNED(1)

 ------------------------
                                                                       DIRECTOR
              PERCENT OF
NAME                            AGE                POSITION             SINCE
   SHARES     CLASS(2)(3)
----                          --------   ----------------------------  --------
 ----------   -----------
David W. Berry(4)(8)........     51      Chairman of the board           1988
   867,751        4.5%
Alex M. Cranberg(4)(5)(9)...     46      Vice chairman of the board      1998
 4,850,268       25.4%
Michael E. Johnson(4)(9)....     53      Director, president and         1998
 5,650,303       29.6%
                                         chief executive officer
Alex B. Campbell(6)(8)......     44      Director                        1998
    48,713          *
William D. Dodge,
  III(5)(7).................     48      Director                        1998
    48,000          *
Jack P. Randall(4)(6)(9)....     51      Director                        1998
    48,000          *
Hobart A. Smith(5)(6)(7)....     64      Director                        1998
    48,000          *
Jeffrey B. Pollicoff(8).....     48      Director                        1999
    50,000          *


------------------------

*   Less than 1%

(1) Includes all shares of common stock with respect to which each director directly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or direct voting of such shares or to dispose or to direct the disposition of such shares. Includes shares that may be purchased under stock options within 60 days.


(2) Based on 19,076,306 shares of common stock outstanding at July 1, 2001, plus, for each director, those number of shares underlying options exercisable within 60 days held by the director.


(3) Percent of class for any director is calculated without regard to shares of common stock issuable to others upon exercise of outstanding stock options or warrants. Any shares a director is deemed to own by having the right to acquire by exercise of a stock option or warrant is considered to be outstanding solely for the purpose of calculating that director's ownership percentage.

(4) Member of the executive committee.

(5) Member of the audit committee.

(6) Member of the compensation committee.

(7) Director whose term expires in 2001; nominee for term expiring in 2004.

(8) Director whose term expires in 2002.

(9) Director whose term expires in 2003.

NOMINEES FOR RE-ELECTION AS DIRECTORS FOR TERMS EXPIRING IN 2004

    WILLIAM D. DODGE III, age 48, has been a director since May 14, 1998. He is currently the principal at Dodge Insurance Brokerage and a partner in HNP, Inc., Engineering and Environmental Consulting. He was regional president of Pacific Southwest Bank, Corpus Christi, Texas from 1995 until 2001. He was active in banking since 1977, including serving as president of The Bank of Robstown, Texas from 1982 until 1995. He also serves in a number of civic roles, including as commissioner and former chairman of the Port of Corpus Christi Authority, and serving on the board of directors of Northwest Regional Hospital. Mr. Dodge is a member of the Editorial Review Board SAM Advanced Management Journal at the Texas A&M University-Corpus Christi College of Business. He received a BA degree from the University of Texas at Austin and is a graduate of the Southwestern Graduate School of Banking, Southern Methodist University.

    HOBART A. SMITH, age 64, has been a director since May 14, 1998. He has served as a director of Harken Energy Corporation since 1997 and a consultant to Smith International, Inc. since 1991. From 1987 to 1991, Mr. Smith was vice president of customer relations for Smith International, Inc. From 1965 to 1987, he held numerous positions, including many executive offices with Smith
Tool, Inc., a subsidiary of Smith International, Inc. Mr. Smith has more than
30 years of experience in the oil services industry. Mr. Smith received a BA from Claremont McKenna College.

DIRECTORS WHOSE TERMS EXPIRE IN 2003


    ALEX M. CRANBERG, age 46, has been a director since May 14, 1998. He has been president of Aspect Management Corporation, the manager of Aspect Resources, LLC, since its inception in 1993. He joined Houston Oil and Minerals Corp. in 1977, where he served in various engineering and financial roles. He has managed the oil and gas portfolio of General Atlantic Partners, a private investment firm, since 1981. He is on the board of directors of Brigham Exploration, Inc., a public company, and Westport Resources Corp., a public exploration and production company active in the Rocky Mountain and Gulf Coast Regions. He received a BS in petroleum engineering from the University of Texas and an MBA from Stanford University.



    MICHAEL E. JOHNSON, age 53, has been a director, president and chief executive officer since May 14, 1998. He was president of Esenjay Petroleum Corporation from 1978 until joining us. Mr. Johnson was an operations engineer for Atlantic Richfield Co. from 1971 to 1976 and worked for Tana Oil and Gas before co-founding Esenjay Petroleum Corporation, where he has managed all exploration activities, coordinated outside technical support and raised capital from industry partners. He received a BS degree in mechanical engineering from the University of Southwestern Louisiana in 1971.



    JACK P. RANDALL, age 51, has been a director since May 14, 1998. He is co-founder and president of Houston-based Randall & Dewey, Inc., a full-service transaction advisory firm focusing on upstream oil and gas mergers, acquisitions, divestments, trades and alliances. Its clients include a cross section of companies ranging from the major oil companies to small private independents. Prior to co-founding Randall & Dewey with Ken Dewey, Mr. Randall was with Amoco Production Company for 15 years. He held his last position, manager of acquisitions and divestments, for seven years. Mr. Randall is a graduate of the University of Texas (Austin) with a BS in engineering (1972) and an MS in engineering (1975). He is a member of the board of directors of Cross Timbers Oil Company; the Engineering Foundation Advisory Committee at the University of Texas as well as past chairman of the Petroleum Engineering Visiting Committee. Mr. Randall is also on the board of directors of the Sam Houston Council of the Boy Scouts of America as well as district chairman of the Rising Star District; the M.D. Anderson Cancer Center Board of Visitors as well as being a member of the SPE, API and IPAA.

DIRECTORS WHOSE TERMS EXPIRE IN 2002

    DAVID W. BERRY, age 51, served as our president from the incorporation of its predecessor in August 1988 until May 14, 1998, and has served as chairman of the board of directors since 1991. In 1978, he formed Berry Petroleum Corporation, which was a regional natural gas and oil exploration company. In 1976 he co-founded Vulcan Energy Corporation, a Tulsa, Oklahoma based exploration and production company. Mr. Berry has served as the state finance chairman of the Oklahoma State Republican Party, as a trustee for the Oklahoma Museum of Art and on the United States Senatorial Trust Committee. Mr. Berry is a member of the Texas Independent Producers and Royalty Owners Association.

    ALEX B. CAMPBELL, age 44, has been a director since May 14, 1998. He has been an officer of Aspect Management Corporation since August 1996 and is currently its executive vice president responsible for land and corporate development and legal issues. He served as landman for Grynberg Petroleum and TXO Production Corp. from 1980 to 1984, focusing on the Rocky Mountain Region, then as division landman for Lario Oil & Gas Company from 1984 to 1996, where he was responsible for administration, prospect marketing, contract lease negotiation, exploration permitting, surface owner negotiations and property acquisition negotiation and due diligence. Mr. Campbell is also a member of the board of directors of Intrepid Oil and Gas, Intrepid Mining and the Louisiana Independent Oil and Gas Association. He has a BA in business/pre-law from Colorado State University, and an MBA from Colorado State University.

    JEFFREY B. POLLICOFF, age 48, has been a director since November 10, 1999. Mr. Pollicoff has been the managing partner of Pollicoff, Smith & Remels, L.L.P. since 1991, and has been at the firm since 1982. From 1981 to 1982, Mr. Pollicoff served as executive vice president of Norris Petroleum Company and Care Drilling Company. From 1979 to 1981, Mr. Pollicoff served as vice president and energy loan officer for Texas Commerce Bank. From 1974 to 1979, he held several engineering positions at Atlantic Richfield Corporation. Mr. Pollicoff is a member of the American Bar Association, State Bar of Texas, Houston Bar Association and College of the State Bar of Texas. He received a BS decree in Electrical Engineering from Texas A&M University in 1974 and a J.D. from the University of Houston Law School in 1980.

COMMITTEES

    In order to facilitate the various functions of the board of directors, the board has created standing executive, compensation and audit committees.

    The executive committee may take such actions as the board delegates to it. The audit committee meets with our independent auditors to review financial results, internal financial controls and procedures, and audit plans and recommendations. It also recommends the selection, retention or termination of our independent public accountants, approves services provided by the independent public accountants before providing those services and evaluates the possible effect the performance of the services will have on their independence. The compensation committee recommends to the board the compensation of executive officers and directors and the adoption of stock grants and stock options plans.

    During the year ended December 31, 2000, the board of directors held six meetings. The executive committee held four meetings. The compensation committee held four meetings. The audit committee held two meetings. Each director attended at least 75% of the meetings of the board of directors and at least 75% of meetings of all committees of the board of directors on which the director served.

DIRECTORS' COMPENSATION

    The board of directors has adopted a standard compensation policy for each of its directors whereby each director is paid a quarterly fee of $5,625. There are currently no additional amounts paid for committee participation or special assignments.

    The board of directors has also instituted a standardized compensation arrangement for each director who began service on the board of directors on May 14, 1998. This includes all directors other than Mr. Pollicoff. In this regard, in April of 2000 each such director was issued:

    - an option to purchase 12,000 shares of common stock at an exercise price of $1.83 per share exercisable through May 15, 2008; and

    - an option to purchase an additional 12,000 shares of common stock at a price of $2.10 per share exercisable through May 15, 2009; and

    - provided that the director still serves on the board of directors on May 15, 2001, an option to purchase an additional 12,000 shares of common stock at a price of $2.38 per share exercisable through May 15, 2010.

    In conjunction therewith, each such director has purchased, and in April of 2000 was issued, 12,000 shares of common stock at a price of $1.83 per share payable one-third upon subscription, one-third on or before May 15, 2000, and one-third on or before May 15, 2001.

    Mr. Berry is not an officer but serves it full time in his role as chairman of the board of directors. Accordingly, he receives a salary of $155,000 per year and other benefits for his services.

    Mr. Pollicoff has been granted a similar compensation package. In this regard, he has been issued in May 2000:

    - an option to purchase 12,000 shares of common stock at an exercise price of $1.83 per share, exercisable through May 15, 2008; and

    - provided that he still serves on the board of directors on May 15, 2001, an option to purchase 12,000 shares of common stock at an exercise price of $2.10 per share, exercisable through May 15, 2009; and

    - provided that he still serves on the board of directors on May 15, 2002, an option to purchase 12,000 shares of common stock at an exercise price of $2.38 per share through May 15, 2010.

    In conjunction therewith, Mr. Pollicoff also purchased 12,000 shares of common stock at a price of $1.83 per share payable one-third upon subscription, one-third one year thereafter, and the balance two years after purchase.

BENEFICIAL OWNERSHIP OF COMMON STOCK

    The following table sets forth certain information, as of July 1, 2001, with respect to the common stock owned by (i) each person known by management to own beneficially more than 5% of our outstanding common stock; (ii) each of our directors and each executive officers who received compensation in 2000 in excess of $100,000; and (iii) all directors and executive officers as a group.

Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.


                                                              NUMBER OF
PERCENT OF
NAME OF BENEFICIAL OWNER                                      SHARES(1)
CLASS(2)(3)
------------------------                                      ---------
-----------
Esenjay Petroleum Corporation(4)............................  4,896,415
  25.7%
Aspect Resources LLC(5).....................................  4,748,156
  24.9%
David W. Berry(6)...........................................    867,751(7)
   4.5%
Alex M. Cranberg(5).........................................  4,850,268(8)
  25.4%
Michael E. Johnson(4).......................................  5,650,303(9)(10)
  29.6%
Charles J. Smith(4).........................................  4,985,415(9)
  26.1%
Alex B. Campbell(5).........................................     48,713(11)
  *
William D. Dodge, III(6)....................................     48,000(11)
  *
Jack P. Randall(6)..........................................     48,000(11)
  *
Hobart A. Smith(6)..........................................     48,000(11)
  *
Jeffrey B. Pollicoff(6).....................................     50,000(11)
  *
William L. Jackson(4).......................................     99,008(12)
  *
Dale W. Alexander(4)........................................    111,886(13)
  *
David B Christofferson(6)...................................    218,231(14)
   1.1%
Wellington Management Company, LLP(15)......................  1,490,000
   7.8%
All executive officers and directors as a group (11
  persons)..................................................  2,341,477(16)
  12.3%


------------------------

*   Less than 1%

 (1) Includes all shares of common stock with respect to which each person, executive officer or director who directly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or to direct voting of such shares or to dispose or to direct the disposition of such shares. Includes shares that may be purchased under stock options exercisable within 60 days.

 (2) Based on 19,076,306 shares of common stock outstanding at July 1, 2001, plus, for each beneficial owner, those number of shares underlying options exercisable within 60 days held by each executive officer or director.

 (3) Percent of class for any stockholder listed is calculated without regard to shares of common stock issuable to others upon exercise of outstanding stock options or warrants. Any shares a stockholder is deemed to own by having the right to acquire by exercise of a stock option or warrant are considered to be outstanding solely for the purpose of calculating that stockholder's ownership percentage.

 (4) Address: c/o Esenjay Exploration, Inc., 500 North Water Street, Suite 1100 South, Corpus Christi, Texas 78471.

 (5) Address: 511 16th Street, Suite 300, Denver, Colorado 80202.

 (6) Address: c/o Esenjay Exploration, Inc., 500 Dallas, Suite 2920, Houston, Texas 77002

 (7) Includes 668,000 shares of common stock issuable upon the exercise of stock options.


 (8) Includes (i) 54,112 shares of common stock owned by the spouse of Mr. Cranberg, and (ii) 4,748,156 shares of common stock owned by Aspect Resources, LLC, as to which Mr. Cranberg disclaims beneficial ownership. Also includes 36,000 shares of common stock issuable upon the exercise of stock options.


 (9) Includes 4,896,415 shares of common stock owned by Esenjay Petroleum Corporation, as to which Mr. Johnson and Mr. Smith disclaim beneficial ownership.

(10) Includes 636,000 shares of common stock issuable upon the exercise of stock options.

(11) Includes 36,000 shares of common stock issuable upon the exercise of stock options.

(12) Includes 75,000 shares of common stock issuable upon the exercise of stock options and 1,753 shares of common stock owned by the spouse of Mr. Jackson.

(13) Includes 100,000 shares of common stock issuable upon the exercise of stock options.

(14) Includes 208,667 shares of common stock issuable upon the exercise of stock options.

(15) Address: 75 State Street, Boston, Massachusetts 02109. Based solely upon Form SC 13G statements of beneficial ownership filed of record, Wellington Management Company, LLP, beneficially owns 1,135,000 shares of common stock, which shares comprise 6.0% of the total outstanding shares. Based upon other information available to us, Wellington Management Company, LLP currently is the beneficial owner of 1,490,000 shares of our common stock, which shares comprise 7.8% of the total outstanding shares.

(16) Includes 1,903,667 shares issuable pursuant to stock options held by executive officers and directors that are currently exercisable. Does not include any shares of common stock as to which beneficial ownership is disclaimed.

REQUIRED VOTE AND RECOMMENDATION


    The board of directors recommends a vote "for" the nominees for election to the board of directors. Directors are elected by plurality vote. All duly submitted and unrevoked proxies in the form accompanying this proxy statement will be voted for the nominees selected by the board of directors, except where authorization to vote is withheld.


    The persons named in the enclosed form of proxy intend to vote their proxies for the election of the nominees. The board of directors expects that the nominees will be available for election but, if any nominee is not so available, proxies received will be voted for a substitute nominee to be designated by the board of directors or, if no such designation is made by the board, proxies will be voted for a lesser number of nominees.

                               OTHER INFORMATION

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table sets forth the total remuneration paid during 2000, 1999, and 1998 to the individuals who served as our chief executive officer during 2000 and our other four most highly compensated officers who received compensation in excess of $100,000 during 2000.

                           SUMMARY COMPENSATION TABLE


LONG-TERM

COMPENSATION

AWARDS

------------

SECURITIES
                                                   ANNUAL COMPENSATION(1)
UNDERLYING
                                                   -----------------------
OPTIONS/        ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR     SALARY($)   BONUS($)(5)
SARS(#)(2)    COMPENSATION($)
---------------------------             --------   ---------   -----------
------------   ---------------
Michael E. Johnson(3).................    2000     $200,000     $ 84,771
600,000               --
  President and                           1999     $200,000           --
    --               --
  Chief Executive Officer                 1998     $125,000           --
    --               --

David W. Berry(4).....................    2000     $155,000     $ 65,698
600,000               --
  Chairman of the Board                   1999     $155,000           --
    --               --
                                          1998     $147,079           --
    --         $264,000(6)

David B Christofferson................    2000     $130,000     $ 55,101
150,000               --
  Senior Vice President and               1999     $130,000           --
    --               --
  Principal Financial Officer             1998     $121,606           --
    --         $224,000(6)

William L. Jackson....................    2000     $114,700     $ 47,401
75,000               --
  Senior Vice President--                 1999     $114,700           --
    --               --
  Operations                              1998     $ 71,688           --
    --               --

Dale W. Alexander.....................    2000     $100,641     $ 40,266
100,000               --
  Vice President--                        1999     $ 95,000           --
    --               --
  Exploitation                            1998     $ 59,375           --
    --               --

------------------------

(1) Does not include perquisites and other personal benefits that are the lesser of either $50,000 or 10% of the total of annual salary and bonus.

(2) Represents the number of shares of common stock issuable pursuant to vested and non-vested stock options which were granted during the year.

(3) Mr. Johnson became the chief executive officer on May 14, 1998.

(4) Mr. Berry served as chief executive officer through May 14, 1998.


(5) We have instituted a bonus plan that is significantly based upon dollars expended during a given year on drilling and completion costs contrasted with the present value return in the form of net revenue received and projected to be received as determined by engineering evaluation of such drilled projects. 1999 operations results were primarily used to determine the 2000 bonus. 2000 operations results will primarily determine the 2001 bonus. The bonus may be paid up to 50% in common stock, based upon market value at the time of issuance, at our election.


(6) Upon the closing of our acquisition of certain exploration projects, previously existing incentive agreements and contract settlement agreements with both Mr. Berry and Mr. Christofferson required total payments of $264,000 to Mr. Berry and $224,000 to Mr. Christofferson. These amounts were paid 50% in cash and 50% pursuant to promissory notes due in January of 1999 to each individual.

OPTION GRANTS

    The option grants made in 2000 to the individuals named in the Summary Compensation Table above are as set forth in the following table:


                                                                   INDIVIDUAL
GRANTS

-------------------------------------------------------------
                                                NUMBER OF          % OF TOTAL
    EXERCISE
                                              SECURITIES OF    OPTIONS GRANTED
TO     PRICE
                                               UNDERLYING      EMPLOYEES IN
FISCAL     PER      EXPIRATION
NAME                                         OPTIONS GRANTED      YEAR 2000(1)
     SHARE        DATE
----                                         ---------------
-------------------   --------   ----------
Michael E. Johnson.........................      600,000(2)           25.3%
     $2.375      5/14/08
David W. Berry.............................      600,000(2)           25.3%
     $2.375      5/14/08
David B Christofferson.....................      150,000(2)            6.3%
     $2.375      5/14/08
William L. Jackson.........................       75,000(2)            3.2%
     $2.375      5/14/08
Dale W. Alexander..........................      100,000(2)            4.2%
     $2.375      5/14/08


------------------------

(1) Based on options to purchase a total of 2,376,999 shares of common stock granted during 2000, of which 244,331 (or 10.3%) have expired.

(2) Consists of options issued under the Esenjay Exploration, Inc. Long Term Incentive Plan, 66.67% of which were exercisable at December 31, 2000 and all of which are currently exercisable.

OPTION EXERCISE AND YEAR-END VALUES

    The following table sets forth certain information as of December 31, 2000 with respect to the unexercised options to purchase common stock to the individuals named in the Summary Compensation Table above. None of such individuals exercised any stock options during 2000.

                                                                NUMBER OF
                                                          SECURITIES UNDERLYING
 VALUE OF UNEXERCISED
                                                               UNEXERCISED
     IN-THE-MONEY
                                                             OPTIONS/SARS AT
     OPTIONS/SARS
                                                            DECEMBER 31, 2000
 AT DECEMBER 31, 2000
                                                              EXERCISABLE/
     EXERCISABLE/
NAME                                                          UNEXERCISABLE
   UNEXERCISABLE(1)
----                                                      ---------------------
 --------------------
Michael E. Johnson(2)...................................     400,000/200,000
  $925,200/$462,600
David W. Berry(3).......................................     432,000/200,000
  $954,256/$462,600
David B Christofferson(4)...............................      158,667/50,000
  $284,569/$115,650
William L. Jackson(2)...................................       50,000/25,000
   $115,650/$57,825
Dale W. Alexander(2)....................................       66,667/33,333
   $154,200/$77,099

------------------------

(1) Based on the last sale price of the common stock on the Nasdaq Small-Cap Market on December 29, 2000 of $4.688.

(2) All options are exercisable at a price of $2.375 per share.

(3) 400,000 currently exercisable options are exercisable at a price of $2.375 per share and 32,000 currently exercisable options are exercisable at a price of $3.78 per share. All options not currently exercisable are exercisable at a price of $2.375 per share.

(4) 100,000 currently exercisable options are exercisable at a price of $2.375 per share and 58,667 currently exercisable options are exercisable at a price of $3.78 per share. All options not currently exercisable are exercisable at a price of $2.375 per share.

CERTAIN TRANSACTIONS


    We and Aspect Management Corporation, the manager of Aspect Resources, LLC entered into a Geotechnical Services Consulting Agreement on May 14, 1998, pursuant to which Aspect Management may perform geotechnical services for us. To the extent that Aspect Management pays or advances costs or expenses associated with certain assets on our behalf, and to the extent Aspect Management hires independent contractors, such costs and expenses will be billed to us. Under the Geotechnical Services Consulting Agreement, Aspect Management must obtain our approval to enter into any related contract or agreement that has a cost exceeding $50,000 net to us. We must pay Aspect Management for services rendered in an amount equal to Aspect Management's employee costs, overhead costs and general and administrative costs associated with the services rendered thereunder. The agreements terminate on May 14, 2002, unless terminated by either party with 90 days' written notice to the other party. No such services were provided in 1999 or 2000 under this agreement.


    We and Aspect Management also entered into a Land Service Consulting Agreement on May 14, 1998, pursuant to which Aspect Management could provide certain land related services to us in connection with certain oil and gas properties to which both parties share an ownership interest. This agreement contained terms and provisions similar to the Geotechnical Services Consulting Agreement. No services were provided pursuant to this Land Service Consulting Agreement in 1999 and the parties agreed to terminate the agreement.


    In the second quarter of 1999, we closed an agreement pursuant to which we sold to Aspect Resources, LLC a 12.5% (of 100%) interest in the Caney Creek Project and a 12% (of 100%) interest in our undeveloped property interests in the West Beaumont project area for $2,610,000. Proceeds from the sale were used to help settle amounts due Aspect Resources, LLC. Since Aspect Resources, LLC is a related party, closing was subject to receipt of an independent fairness opinion, which was obtained.



    We operate certain wells in which Aspect Resources, LLC and Esenjay Petroleum Corporation own interests. Under joint operating agreements that include the same terms that apply to unrelated third parties, Aspect Resources, LLC and Esenjay Petroleum Corporation pay normal operating costs associated with these wells. Conversely, Aspect Resources, LLC operates certain wells in which we own interests. Pursuant to joint operating agreements that include the same terms that apply to unrelated third parties, we pay normal operating costs associated with those wells.



    In 2000 Somersault, LLC, an investment entity owned 100% by David W. Berry, chairman of the board of directors, purchased working interests in three exploratory drilling prospects operated by us. All of the working interests were purchased pursuant to the same terms as concurrent transactions with industry partners. The total costs paid by Mr. Berry to us in 2000 were less than $100,000.


    In 1999 we retained the firm of Randall and Dewey, Inc. to assist in the marketing and sale of interests in our Raymondville Project in Willacy County, Texas. Jack P. Randall, a director, is president and a substantial shareholder of Randall and Dewey. Pursuant to the agreement with Randall and Dewey, we reimbursed Randall and Dewey for $30,715 in costs incurred in 1999. In addition, upon closing of a sale of interests in the Raymondville Project in March of 2000, we paid Randall and Dewey a transaction fee of $382,192. This fee included a base transaction fee of $250,000 plus 0.75% of the total selling price. Our share of the fee was approximately 80.88% with third parties who also sold interests in the Raymondville Project, including Esenjay Petroleum Corporation, reimbursing us for their 19.12% pro rata share of the total fee. We believe the fee charged was the normal fee that would be charged to third parties for comparable services.

    In 2000 we retained the firm of Randall and Dewey to initiate, analyze and manage potential transactions that may better maximize shareholder value. Deutsche Bank Securities, Inc. was retained to advise us concerning various strategic alternatives in this regard. Potential alternatives included possible mergers, acquisitions or a potential cash sale. We do not presently intend to aggressively pursue such options and the agreement has been terminated. In 2000 we paid Randall and Dewey an advisory fee of $150,000. In the event a transaction was consummated pursuant to its agreement with Randall and Dewey and within six months of its termination, we would owe Randall and Dewey a transaction fee of
0.75 percent of the value of the transaction plus 1.125% of the value of the transaction in excess of $56.7 MM.


    On December 31, 2000 and 1999, we had accounts receivable from employees and affiliates totaling net amounts of $124,267 and $553,950, respectively. The December 31, 2000 balance includes net accounts payable due to Aspect
Resources, LLC in the amount of $122,506. The December 31, 2000 and 1999 balances include net accounts receivable due from Esenjay Petroleum Corporation in the amount of $101,199 and $190,923, respectively. At December 31, 1999, we had a net account payable due to Aspect Resources, LLC in the amount of $2,083,913.


    Any future transaction between us and any of our directors, officers or owners of five percent or more of our then outstanding common stock will be on terms no less favorable than would reasonably be expected from an independent third party, and will be approved by a majority of the directors who do not have an interest in the proposed transaction and who have had access to our outside legal counsel with respect to such transaction.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission. Our officers, directors and 10% shareholders also are required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of the forms we received, or written representations from certain reporting persons that they were not required to file a Form 5, we believe that, during the fiscal year ended December 31, 2000, our officers, directors and 10% shareholders complied with all Section 16(a) filing requirements applicable to such individuals.

AUDIT COMMITTEE REPORT

    The audit committee is composed of the three independent directors whose names appear below. The audit committee operates under a written charter adopted by the board of directors on June 7, 2000, in accordance with applicable rules of the Securities and Exchange Commission. A copy of that Charter is attached to this proxy statement as Exhibit A. The audit committee's general rule is to assist the board of directors in overseeing our financial reporting process and related matters. Our independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on those financial statements. The audit committee's responsibility is to monitor and oversee that process. The audit committee also recommends to the board of directors the selection of our independent accountants.


    The audit committee has reviewed and discussed with management our consolidated financial statements as of and for the fiscal year ended
December 31, 2000. The audit committee has discussed with the independent public accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended. Additionally, the audit committee has received the written disclosures and a letter from our independent accountants, Deloitte & Touche LLP, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with Deloitte & Touche LLP the issue of its independence from us.

    Based on its review of the audited financial statements and the various discussions noted above, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10KSB for the fiscal year ended December 31, 2000.


    This report is submitted by the members of the audit committee as of July 1, 2001.

                                          Alex M. Cranberg
                                          William D. Dodge, III
                                          Hobart A. Smith

INDEPENDENT ACCOUNTANTS


    The board of directors selected Deloitte & Touche LLP as independent auditors for the year ended December 31, 2000. Representatives of Deloitte & Touch are expected to attend the meeting. They will have an opportunity to make a statement if they desire to do so, and will be available to respond to shareholders' questions.



    The following table sets forth the fees billed to us for fiscal 2000 services performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates:



Audit Fees..................................................  $128,000
Financial Information Systems Design and Implementation
  Fees......................................................         0
All Other Fees..............................................    13,000
                                                              --------
    Total...................................................  $141,000
                                                              ========


STOCKHOLDER PROPOSALS

    In order for shareholder proposals to be included in our proxy statement and proxy relating to our 2002 annual meeting of shareholders, such proposals must be received by us in our principal executive offices not later than April 27, 2002

OTHER MATTERS

    Management does not know of any matters to be presented at the meeting other than those set forth in the notice of annual meeting of shareholders. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.

                                                       BY ORDER OF THE BOARD OF
DIRECTORS

                                                                 /s/ David B
Christofferson

---------------------------------------------
                                                                   David B
Christofferson

SECRETARY

Houston, Texas
August 2, 2001

                                                                       EXHIBIT A

                           ESENJAY EXPLORATION, INC.
                            AUDIT COMMITTEE CHARTER

PURPOSE

    The primary purpose of the Audit committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements and the Company's legal compliance and ethics programs as established by management and the Board.

    In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

    The Committee shall review the adequacy of this Charter on an annual basis.

MEMBERSHIP

    The Committee shall be comprised of not less than two members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the NASD.

    Accordingly, a majority of the members will be directors:

    1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

    2. In the event the Committee is composed of only two directors, both must be independent as described above.

KEY RESPONSIBILITIES

    The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

    The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

    - The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-KSB (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-KSB) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

    - As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-QSB.

    - The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

    - The Committee shall:

       - Request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

       - Discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

       - Recommend that the Board take appropriate action to oversee the independence of the outside auditor.

    - The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

    - The Committee shall review accounting and financial human resources and succession planning within the Company and make recommendations to the full Board which the Committee deems appropriate in this regard.

                           ESENJAY EXPLORATION, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR USE BY HOLDERS OF COMMON STOCK

    The undersigned stockholder of Esenjay Exploration, Inc., a Delaware corporation (the "Company"), hereby appoints Michael Johnson and David
B Christofferson ("Proxies"), and each of them, with full power of substitution, as proxies, to vote all shares of Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on August 24, 2001 at 10:00 a.m. at the Houston Offices of the Company and at any and all adjournments thereof (the "Annual Meeting"), as follows:

1.    Election of Directors:   / /  For Nominees Listed Below   / /  Withhold
Authority to Vote for all      / /  Abstain
                                    (Except as marked to the         Nominees
Listed Below
                                    contrary below)

        INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
STRIKE THROUGH THE NOMINEE'S NAME BELOW.

      William D. Dodge, III             Hobart A. Smith

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE
ABOVE-NAMED DIRECTORS.

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                            CONTINUED ON THE OTHER SIDE

                           CONTINUED FROM THE OTHER SIDE

    THE PERSONS NAMED ABOVE WILL VOTE THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY CARD IN ACCORDANCE WITH THE SPECIFICATIONS MADE IN EACH ITEM. IF THE UNDERSIGNED MAKES NO SPECIFICATION, THE PERSONS NAMED ABOVE WILL VOTE THE SHARES "FOR" ALL ITEMS.

    Please sign exactly as your name appears below, date and return this Proxy Card promptly, using the self-addressed, prepaid envelope enclosed for your convenience. Please correct your address, if pertinent, before returning this Proxy Card. Persons signing in a fiduciary capacity should indicate that fact and give their full title. If a corporation, please sign in the full corporate name by the president or other authorized officer. If a partnership, please sign the partnership name by an authorized person. If joint tenants, both persons should sign.

                                             ___________________________________
                                             Name of Stockholder (Please print)

                                             ___________________________________
                                             New Address (Street, City, State)

                                             ___________________________________
                                             Signature and Title

                                             ___________________________________
                                             Signature and Title

                                             ___________________________________
                                             Date